UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2006

CDI Corp.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 29, 2006, CDI Corp. (“CDI” or “the company”) agreed to an amendment to its existing unsecured line of credit promissory note with JP Morgan Chase Bank, N.A. (the “Bank”). The amendment extended the maturity date of the note from August 31, 2006 to November 30, 2006. The maximum amount which CDI may borrow from the Bank under this uncommitted promissory note is $35 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth above under Item 1.01.

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99 is a slide presentation that will be used by Roger H. Ballou, the President and Chief Executive Officer of CDI, in upcoming presentations to institutional investors and analysts. This slide presentation, which has been updated to reflect the company’s second quarter financial results, is also being posted on the company’s website at www.cdicorp.com. Exhibit 99 is incorporated by reference herein.

The information in Item 7.01 and Exhibit 99 of this Report is being furnished pursuant to Regulation FD. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended) or incorporated by reference in any filing under the Securities Act of 1933 (as amended) or the Securities Exchange Act of 1934 (as amended), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99	Slide presentation to institutional investors and analysts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP. (Registrant)

By:	/s/ Mark A. Kerschner
Mark A. Kerschner
Executive Vice President and Chief Financial Officer

Date: September 1, 2006

EXHIBIT INDEX

Exhibit Number	Description
99	Slide presentation to institutional investors and analysts